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                                                                      Exhibit 21

                   CONSOLIDATED SUBSIDIARIES OF THE ANDERSONS

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
                                                                    PLACE OF
                SUBSIDIARY                                        ORGANIZATION
-------------------------------------------                       ------------
The Andersons Ag Software, Inc.                                    Ohio
The Andersons Agriculture Group, L.P.                              Ohio
The Andersons Agriservices, Inc.                                   Illinois
The Andersons AgVantage Agency, LLC                                Ohio
The Andersons ALACO Lawn, Inc.                                     Alabama
The Andersons Albion Ethanol LLC                                   Ohio
The Andersons Lawn Fertilizer Division, Inc.                       Ohio
The Andersons Mower Center, Inc.                                   Ohio
The Andersons Technologies, Inc.                                   Michigan
Cap Acquire LLC                                                    Delaware
Cap Acquire Canada ULC                                             Nova Scotia
Cap Acquire Mexico S. de R.L. de C.V.                              Mexico
CARCAT ULC                                                         Nova Scotia
Crop & Soil Service, Inc.                                          Ohio
Metamora Commodity Company Incorporated                            Ohio
NARCAT LLC                                                         Delaware
NARCAT Mexico S. de R.L. de C.V.                                   Mexico
NuRail USA LLC                                                     Ohio
NuRail Canada ULC                                                  Nova Scotia
TAI Holdings, Inc.                                                 Michigan
TOP CAT Holding Co.                                                Delaware
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